-------------------------------

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG
                              AURA CERAMICS, INC.,
                             AURA SYSTEMS, INC. AND
                              ALPHA CERAMICS, INC.

                                February 29, 2000

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THE  OBLIGATION  OF THE  BUYER TO PAY,  AND THE  RIGHTS  OF THE  SELLER  AND THE
STOCKHOLDER TO RECEIVE, THE DEFERRED PURCHASE PRICE AND THE INSTALLMENT PAYMENTS WITH RESPECT THERETO PURSUANT TO ARTICLE 2.4 HEREOF ARE EXPRESSLY SUBJECT TO THE
PROVISIONS   OF  (1)  THAT   CERTAIN   SUBORDINATION   AGREEMENT   DATED  AS  OF
_______________, 2000, BY AND BETWEEN BUYER, SELLER, STOCKHOLDER AND EXCEL BANK, AND (2) THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF ______________, 2000, BY AND AMONG BUYER, SELLER, STOCKHOLDER AND LANDLORD.

                                    Schedules

Schedules

2.3               Assumed Liabilities
2.5               Allocation of Purchase Price
3.1               Seller's Disclosure Schedule
3.5               Seller's Financial Statements

8



                            ASSET PURCHASE AGREEMENT

         Asset Purchase Agreement (the "Agreement"), dated as of February 29, 2000, by and among Alpha Ceramics, Inc., a Minnesota corporation (the "Buyer"), having its principal place of business at 5121 Winnetka Avenue, New Hope, Minnesota 55428; Aura Ceramics, Inc., a Delaware corporation (the "Seller"), having its principal place of business at 5121 Winnetka Avenue, New Hope, Minnesota 55428; and, Aura Systems, Inc., a Delaware corporation, having its principal place of business at 2335 Alaska Avenue, El Segundo, California 90245 (the "Stockholder").

         This Agreement sets forth the terms and conditions upon which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, substantially all the assets of the Seller (other than the Retained Assets, as hereinafter defined) and the business and goodwill constituting the manufacturing business of the Seller as a going concern, for the consideration provided herein.

         In consideration of the foregoing, the mutual representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Definitions. For the purposes of this Agreement, all capitalized terms used in this Agreement (including the Schedules and Exhibits annexed hereto) shall have the meanings specified in Exhibit 1.1.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

         Purchase of Assets. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, the Seller shall sell, assign, transfer and convey to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, the business of the Seller as a going concern (the "Business"), including all of the Seller's assets of every kind and description (the "Purchased Assets") including, without limitation, the following assets and properties:

(a) all tangible personal property owned by the Seller including, without limitation, all inventories wherever located, raw materials, goods consigned to vendors or subcontractors, work in process, finished goods and goods in transit, all machinery, equipment, fixtures and furniture;

(b) All of Seller's cash, bank accounts, prepayments and deposits as of the Closing Date;

(c) all rights and interests of the Seller in and to any contracts, including, without limitation, contracts for the purchase of materials, supplies and services and the sale of products and services, equipment leases;

(d)      all of the Seller's books, records and other data;

(e) all of the Seller's goodwill, dealer and customer lists and all other sales and marketing information, and all patents, trademarks, copyrights and other intellectual property, know-how, technology, drawings, engineering specifications, bills of materials, software and other intangible assets of the Seller;

(f) all right, title and interest in and to the name "Aura Ceramics, Inc." and all variants thereof as applicable solely to the ceramics business;

(g) all permits, licenses, orders, ratings and approvals of all federal, state, local or foreign governmental or regulatory authorities or industrial bodies which are held by the Seller, to the extent the same are transferable;

(h) all notes receivable, prepaid expenses, accounts receivable and other similar current assets;

(i) all investment securities held by Seller including, without limitation, all proceeds thereof and all rights to cash or non-cash dividends and voting rights associated therewith;

(j) all rights with respect to leasehold interests and subleases and rights thereunder relating to real property;

(k) all rights of the Seller to causes of action, lawsuits, judgments, claims and demands of any nature; and

(l) all other items of property, real or personal, tangible or intangible, including without limitation all securities, corporate names, restrictive and negative covenant agreements with employees and others, and computer programs owned, used by or accruing to the benefit of the Seller.

2.2 Retained Assets. The Seller will retain ownership only of the following assets (collectively, the "Retained Assets"):

(a)      the Seller's rights under this Agreement;

(b)      all of the Seller's Plans.

2.3 Liabilities. The Buyer is not assuming or agreeing, nor shall it be deemed to have assumed or agreed, to pay, perform or discharge any of the obligations of the Seller other than those expressly set forth on Schedule 2.3 attached hereto (collectively the "Assumed Liabilities"). Seller shall remain unconditionally liable for all obligations, liabilities and commitments of Seller, presently existing or contingent arising out of events or circumstances occurring on or prior to the Closing Date of the Seller, other than the Assumed Liabilities (collectively, the "Retained Liabilities").

2.4 Purchase Price. (a) The purchase price (the "Purchase Price") to be paid by the Buyer to the Seller or its assignee (including, without limitation, the Stockholder) for the Purchased Assets shall be $3,500,000, plus assumption by Buyer of the Assumed Liabilities as set forth in Schedule 2.3 attached hereto. The Purchase Price shall be payable as follows:

(i) On the Closing Date the Buyer shall pay to the Seller or its assignee (including, without limitation, the Stockholder) an amount equal to $800,000 (the "Closing Cash Payment"); and

(ii) The principal amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000), together with interest on the unpaid balance accruing thereon as of and from the date hereof at a rate equal to eight percent (8%) per annum (calculated on the basis of actual days elapsed in a year of 365 days), shall be due and payable in (A) forty-seven (47) equal consecutive monthly payments of principal and interest in the amount of $31,000 each, commencing on the first (1st) day of the calendar month following the Closing Date (as defined in Article 2.6 below) and continuing ----------- on the same day of each calendar month thereafter until and including September 1, 2007; and (B) one (1) final installment due on September 30, 2007, equal to the then outstanding principal balance of such $2,500,000 plus accrued but unpaid interest thereon.

(iii) The principal amount of $200,000 shall be due and payable, without interest, on September 30, 2007. (The principal amounts due pursuant to subsections (ii) and (iii) are referred to herein as the "Deferred Purchase Price".)

(b) The payment of the Deferred Purchase Price shall be and hereby is expressly subordinated to the payment of (A) the $1,000,000 term loan and the $200,000 revolving line of credit obtained on or prior to the date hereof by the Buyer from Excel Bank to acquire the assets from Seller pursuant to this agreement and provide Buyer with working capital; (B) any and all other indebtedness of the Buyer for money borrowed from any banks, financial institutions or other institutional lenders to (i) purchase equipment in the future, and (ii) provide for any additional capital needs of the Buyer; (C) any and all loans and lines of credit obtained by the Buyer to refinance all or any part of the indebtedness referred to in (A),
     (B) above; and (D) the amounts due and payable to the Landlord by the Buyer under and pursuant to the Lease (as those terms are defined in Section 4.4 hereof); provided, however, that the Seller shall only be required to subordinate payment of the Deferred Purchase Price to the payment of indebtedness under (A), (B) and (C) above up to an aggregate principal amount outstanding at any one time of $2,000,000. The Seller shall execute and deliver subordination agreements in favor of such lenders and the Landlord at the request of the Buyer.

(c) If an Event of Default, as defined below, has occurred and is continuing, the outstanding principal balance of the Deferred Purchase Price and interest accrued thereon shall become immediately due and payable, upon ten (10) days written notice and demand given by the Seller to the Buyer. An Event of Default shall mean the occurrence of any one or more of the following:

(i) Buyer shall fail to pay, when due, any installment of the Deferred Purchase Price and such failure shall continue for sixty (60) days after written notice given by the Seller to the Buyer; or

(ii) Buyer shall file or have filed against it a petition in bankruptcy or for an arrangement pursuant to any present or future state or federal bankruptcy act or under a similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of creditors, or shall be unable to pay its debts generally as they become due, or any property of the Buyer shall be levied upon or attached in any proceeding; or

(iii) Buyer shall be or become insolvent (whether in the equity or bankruptcy sense); or

(iv)     the dissolution of the Buyer;

(d) Payment of the Deferred Purchase Price and the installment payments with respect thereto are specifically subject to the terms and conditions of Buyer's "Right of Set Off" as set forth in Article 8.5 herein. Such right of set off shall continue to be effective and available to Buyer notwithstanding the assignment by Seller to Stockholder of Seller's right and entitlements pursuant to Article 2.4(e) hereof or the liquidation of the Seller.

(e) Seller hereby sells, transfers, conveys and assigns to Stockholder any and all rights and entitlements of Seller under, pursuant to and by virtue and arising out of this Agreement the payment of any and all monies to be paid to Seller. Buyer is hereby directed therefore to pay to Stockholder the portion of the Purchase Price payable pursuant to subsection (a) above. Buyer hereby agrees that Stockholder shall have the same rights hereunder as the Seller by virtue of such assignment notwithstanding the subsequent liquidation of Seller.

2.5 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets for purposes of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), as set forth in Schedule 2.5 attached hereto. The Seller and the Buyer agree to be bound by such allocations and to complete and attach Internal Revenue Form 8594 to their respective federal income tax returns to reflect such allocations.

2.6 Time and Place of Closing. The closing of the transactions described herein (the "Closing") shall take place simultaneously with the execution of this Agreement. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."

2.7 Execution and Delivery of Documents of Title by the Seller. At the Closing, the Seller shall execute and deliver to the Buyer a bill of sale in form and substance acceptable to Buyer, (the "Bill of Sale") and such deeds, conveyances, certificates of title, assignments, assurances and other instruments and documents as the Buyer may reasonably request in order to effect the sale, conveyance, and transfer of the Purchased Assets from the Seller to the Buyer. Such instruments and documents shall be sufficient to convey to the Buyer good and marketable title in all of the Purchased Assets. The Seller will, from time to time after the Closing Date, take such additional actions and execute and deliver such further documents as the Buyer may reasonably request in order to more effectively sell, transfer and convey the Purchased Assets to the Buyer and to place the Buyer in position to operate and control all of the Purchased Assets.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                        OF THE SELLER AND THE STOCKHOLDER

         The Seller and the Stockholder hereby jointly and severally represent and warrant to the Buyer that the following statements are true and correct, except as disclosed on Schedule 3.1 attached hereto.

(a) Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Seller has full corporate power and authority to own, use and lease its properties and to conduct its business as such properties are currently owned, used or leased and as such business is currently conducted. The Seller is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business would require such qualification.

(b) Authority; No Violation. The Seller has all requisite corporate power and authority to enter into this Agreement and each of the Purchase Documents to which it is a party and to carry out the transactions contemplated hereby or thereby. The execution, delivery and performance by the Seller of this Agreement and each of the Purchase Documents to which it is a party have been duly and validly authorized and approved by all necessary corporate action. This Agreement and each of the Purchase Documents to which it is a party constitute the legal and binding obligation of the Seller and the Stockholder, enforceable against each in accordance with its terms. Assuming the accuracy of the representations and warranties of the Buyer hereunder, the entering into of this Agreement by the Seller and the Stockholder does not, and the consummation by the Seller and the Stockholder of the transactions contemplated hereby, including specifically the transfer of the Purchased Assets to the Buyer by the Seller, will not violate the provisions of (i) any applicable laws of the United States or any other state or jurisdiction in which the Seller does business, or (ii) the Seller's or the Stockholder's Charter or bylaws. 3.2 The Seller and the Stockholder hereby jointly and severally represent and warrant that neither of them has any actual knowledge that any of the following statements are not true or correct in all material respects, except as set forth on
     Schedule 3.1 attached hereto. For purposes of this Section 3.2, the term "actual knowledge" shall not include the actual knowledge possessed by any of the Aura Ceramics Employees. Furthermore, if one or more Aura Ceramics Employees possesses actual knowledge of any facts or circumstance which would cause any such statement to be untrue or incorrect, then the Seller and the Shareholder shall not be deemed to have made any misrepresentation or breach of warranty with respect to such specific statement.

(a) No Violation. The execution, delivery and performance of this Agreement and each of the Purchase Documents, and the consummation of the transactions contemplated thereby, will not conflict with any provision of, or result in a default or acceleration of any obligation under, result in any change in the rights or obligations of the Seller under or require any consent under, any Lien, contract agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which the Seller is a party or by which it is bound, or to which any property of the Seller is subject and which now has a Material Adverse Effect on the Seller.

(b) Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with the Seller, is required by or with respect to the Seller or the Stockholder in connection with the execution and delivery of this Agreement and any Related Agreements to which the Seller or the Stockholder is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.

(c) Subsidiaries. The Seller has never had and, as of the date hereof, has no Subsidiaries.

(d) Financial Statements. The financial statements of Seller heretofore delivered by Seller or Stockholder to Buyer hereto attached as Schedule
         3.5 (the "Financial Statements"), have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, are correct and complete, and are consistent with the books and records of the Seller.

(e) Title to the Purchased Assets. Seller has good and marketable title to, or a valid leasehold or license interest in, all of the Purchased Assets, free and clear of all Liens, and free of any material infractions or non-compliance with zoning and building laws (collectively, the "Defects"); and (ii) the sale and delivery of the Purchased Assets to the Buyer pursuant hereto shall vest in the Buyer good and valid title thereto or a valid leasehold or license interest therein, free and clear of any and all Liens or Defects; and (iii) the Seller owns, leases or licenses all real, personal, tangible and intangible property and assets necessary for the conduct of its business as such business is presently conducted, and all such property and assets are included in the Purchased Assets. The Stockholder does not own, lease or license any real, personal, tangible or intangible property which is used by Seller in the conduct of its business.

(f) Leases. Each lease and sublease to which Seller is a party is legal, valid, binding, enforceable, and in full force and effect and will continue to be so on identical terms following the consummation of the transactions contemplated hereby, and Seller is not in material breach or default thereunder.

(g)      Intellectual Property.

(i) The Buyer shall have no obligations in respect of any royalties, fees or other obligations in connection with the Intellectual Property Rights used by the Seller prior to the Closing.

(ii) Each item of Seller Intellectual Property is free and clear of any Liens or other encumbrances and the Seller is the exclusive owner of all Seller Intellectual Property (other than Seller Intellectual Property which is Intellectual Property exclusively licensed to the Seller).

(iii) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Seller for which the Seller has, directly or indirectly, paid, the Seller has a written agreement with such person with respect thereto, and the Seller thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property and associated Intellectual Property Rights by operation of law or by valid assignment.

(iv) The Seller has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property or Intellectual Property Rights that is or was Seller Intellectual Property, to any other person.

(v) The Seller Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Seller as it currently is conducted, planned or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development).

(vi) There are no contracts, licenses or other agreements, other than those executed by an Aura Ceramics Employee, to which the Seller is a party with respect to any Intellectual Property and Intellectual Property Rights and no person who has licensed Intellectual Property or Intellectual Property Rights to the Seller has ownership rights or license rights to improvements made by the Seller in such Intellectual Property which has been licensed to the Seller.

(vii) There are no contracts, licenses or agreements, other than those executed by an Aura Ceramics Employee, between the Seller and any other person wherein or hereby the Seller has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Seller or such other person of the Intellectual Property Rights of any person other than the Seller.

(viii) The operation of the business of the Seller as it currently is conducted or is reasonably contemplated to be conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Seller does not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Seller has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Seller infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Seller or the Stockholder aware of any basis therefor).

(ix) Each item of Seller Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Seller Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Seller Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by the Seller within sixty (60) days of the Closing date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property. For each product, technology or service of the Seller that constitutes or includes a copyrightable work, the Seller has registered the copyright in the latest version of such work with the U.S. Copyright Office. In each case in which the Seller has acquired any Intellectual Property rights from any person, the Seller has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Seller and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Seller has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

(x) There are no contracts, licenses or agreements between the Seller and any other person with respect to Seller Intellectual property under which there is any dispute known to the Seller or the Stockholder regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Seller thereunder.

(xi) To the knowledge of the Seller and the Stockholder no person is infringing or misappropriating any Seller Intellectual Property.

(xii) The Seller has taken all reasonable steps that are required to protect the Seller's rights in confidential information and trade secrets of the Seller or provided by any other person to the Seller. Without limiting the foregoing, the Seller has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Seller's standard forms, and all current and former employees, consultants and contractors of the Seller have executed such an agreement.

(xiii) No Seller Intellectual Property, Intellectual Property Rights or service of the Seller is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Seller or may affect the validity, use or enforceability of such Seller Intellectual Property.

(xiv) No (A) product, technology, service or publication of the Seller, (B) material published or distributed by the Seller, or (C) conduct or statement of Seller, constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

(h) Contracts. The Seller is not a party to or subject to any contract or agreement other than those executed by an Aura Ceramics Employee.

(i) Compliance with Laws. Seller is not now charged with or under investigation with respect to any possible material violation of any applicable law, statute, ordinance, regulation, rule, order or requirement.

(j) Taxes. Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes shown to be due and payable on such Tax Returns by the Seller have been paid. The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Seller is not the beneficiary of any extension of time within which to file any Tax Return. No Claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns alleging that it is or may be subject to the imposition of any Tax by that jurisdiction. The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, consultant, independent contractor, creditor, stockholder, or other third party. Neither the Seller nor the Stockholder is aware of any dispute or Claim concerning any liability for Taxes of the Seller. The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The unpaid Taxes of the Seller (i) did not, as of the Last Balance Sheet Date, exceed the reserve for Tax liabilities set forth on the face of the Last Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller in filing its Tax Returns.

(k) Plan. The Aura Ceramics Employees are not covered by any Plan other than the 401(k) Plan of Seller.


(l) Environmental Matters. The Seller has not received written notice from any Person, (i) that it has been identified by the EPA or similar state authority as a potentially responsible party under CERCLA with respect to a site listed on the "National Priorities List," as in effect as of the Closing Date, of hazardous waste sites or any similar state list; (ii) that any Hazardous Materials which the Seller has generated, transported, or disposed of has been found at any site at which a person has conducted or has ordered that the Seller conduct a remedial investigation, removal, or other response action pursuant to any Environmental Law; or (iii) that the Seller is or shall be a named party to any Environmental Action arising out of any person's incurrence of costs, expenses, losses, or damages of any kind whatsoever in connection with the release of Hazardous Materials. There are no underground fuel or other storage tanks located at any of the facilities of the Seller. There have been no unpermitted Releases of Hazardous Materials by the Seller on, upon, into, or from the real estate or other assets of the Seller or any other property; there have been no unpermitted Releases of Hazardous Materials on, upon, into or from the real estate or other assets of the Seller by any other persons; there have been no Releases on, upon, from, or into any neighboring real property which, through the soil, groundwater, or surface water, can reasonably be expected to come to be located on, upon, or under the real estate or other assets of the Seller.

(m) Employees. Seller is in compliance in all material respects with applicable federal, state and local laws affecting labor, employment and employment practices, including terms and conditions of employment and wages and hours, and, there are, and have been during the past five (5) years, no complaints against the Seller pending or, to the knowledge of the Seller and the Stockholder, threatened before the National Labor Relations Board or any similar state or local agency. Upon termination of the employment of any employee of the Seller, to the knowledge of the Seller and the Stockholder, neither the Buyer nor the Purchased Assets will be subject to any claim by any such employee for "severance payment" or any other payment by reason of anything done by the Seller prior to or after the Closing.

(n) Litigation. There are no claims pending or threatened (or any facts which could lead to such a Claim) by, or against the Seller or to which the Seller or the Stockholder or their respective businesses, properties or assets, at law or in equity, before any federal, state, local or foreign court or any other governmental or administrative agency or tribunal or any arbitrator or arbitration panel, and (b) there are no judgments, orders, rulings, charges, decrees, injunctions, notices of violation or other mandates against the Seller to which the Seller or the Stockholder is a party with respect to the businesses, properties or assets of the Seller.

(o) Brokers. Neither the Seller nor the Stockholder nor anyone acting on their behalf has engaged, retained, nor incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to this Agreement or the transactions contemplated hereby.

(p) Disclosure of Material Information. There is no fact or circumstance known to the Seller or the Stockholder which now or hereafter has a Material Adverse Effect on the Seller and which has not been set forth in this Agreement or in any other document delivered in connection herewith. Without limiting the generality of the foregoing, the Stockholder has not heretofore taken any actions, nor is there any existing fact or circumstance relating to Stockholder, which now or hereafter has a Material Adverse Effect on Buyer after the consummation of the purchase and sale of the Purchased Assets contemplated hereby.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

  The Buyer hereby represents and warrants to the Seller as follows:

4.1 Organization and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota, with full corporate power and authority to own, use or lease its properties and to conduct its business as such properties are owned, used or leased and as such business is conducted.

4.2 Authority. The Buyer has the requisite corporate power and authority to enter into this Agreement and each of the Purchase Documents and to carry out the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement and each of the Purchase Documents by the Buyer has been duly and validly authorized and approved by all necessary corporate action. This Agreement and each of the Purchase Documents constitute the legal and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

4.3 Brokers. The Buyer has not engaged, retained, or incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to this Agreement or the transactions contemplated hereby.

4.4 Lease. The Buyer shall assume at the closing any and all obligations of Seller and Stockholder under and pursuant to that certain amended and restated lease agreement dated as of October 1, 1997, by and between Winnetka Properties, L.L.C. (the "Landlord") and the Seller (the "Lease") relating to that portion of the building located at 5121 Winnetka Avenue, New Hope, Minnesota 55428 known as Winnetka Properties which is currently being leased by Seller (the "Leased Premises"), including but not limited to any and all environmental cleanup obligations with respect to the Leased Premises and the $200,000 collateral requirements which are set forth and contained in the Lease; provided, however, that the Seller or Stockholder shall pay to the Landlord the $100,000 fee required to be paid to the Landlord for its consent to the assignment of the Lease by Seller to Buyer, the release of Seller from any further obligations under the Lease, and the release of Stockholder from its guaranty of the Lease; provided further, however, that the Buyer shall have no obligation to the Seller, the Stockholder or the Landlord, to pay or reimburse Seller or Stockholder for such fee.

4.5 Sole Representations and Warranties. The representations and warranties contained in this Article IV are the only representations and warranties made by the Buyer in connection with the transactions contemplated by this Agreement and supersede any and all previous written or oral statements made by the Buyer to the Seller or the Stockholder.

                                    ARTICLE V
                                    COVENANTS

         Covenants of the Seller. The Seller and the Stockholders each shall keep, perform and fully discharge the following covenants and agreements:

(a) Transfer of Necessary Permits. From and after the Closing Date, the Seller will use its best efforts to assist the Buyer in obtaining all of the Necessary Permits and all other permits, licenses, and leases which are associated with the Business as presently conducted on or after the Closing Date, to the extent the same are by their terms and by law transferable.

(b) Retained Liabilities. From and after the Closing Date , the Seller agrees to pay, perform and fully discharge all of the Retained Liabilities as they come due.

(c) Non-Disclosure of Proprietary Information. The Seller agrees to hold Proprietary Information in confidence and not disclose it, except to its employees or representative to whom disclosure is necessary to effect the purposes of this Agreement and who are similarly bound to hold such information in confidence. In addition, the Seller shall use its best efforts to prevent inadvertent or unauthorized disclosure, publication, or other dissemination of any Proprietary Information. For the purposes of this Agreement, "Proprietary Information" means information or material included in the Purchased Assets and proprietary to the Buyer or is designated as Proprietary Information by the Buyer or is not generally known by personnel outside of the employment of the Buyer including, without limitation, financial information, applications, technical and business data, know-how, formulae, processes, models, designs, plans, drawings, specifications, schematics, samples, reports, data charts, customer lists, vendor lists, studies, price lists, findings, inventions, trade secrets, circuitry, software, programs, source code listings or other documentation or designs of such party.

(d) Tax Matters. The Seller and Stockholder shall be responsible for and shall cause to be prepared and duly filed all Tax Returns relating to Taxes of the Seller.

(e) Waiver of Compliance with the Bulk Sales Act. In connection with the transactions contemplated hereby, the parties shall waive compliance with the provisions of Article 6 of the Uniform Commercial Code Bulk Transfers and the Bulk Sales Act, to the extent applicable, and any other applicable United States, state or provincial bulk sales act or statute ("Bulk Sales Acts").

(f) WARN; COBRA. The Seller shall terminate the employment of all of its employees simultaneously with the Closing and shall be responsible for any notice required under or liability associated with the Worker Adjustment and Retraining Notification Act (29 U.S.C. ss.ss.2101 to
         2109), COBRA group health plan continuation coverage (29 U.S.C. ss.ss. 601608 and 26 U.S.C. ss.4980B) and any applicable State or local plant closing, mass layoff, relocation, or severance, or continuation coverage laws associated with the employees which takes place or arises on or before the Closing Date.

(g) The Seller shall remove all Liens and Defects other than the Assumed Liabilities.

5.2 Covenants of Buyer. The Buyer shall keep, perform and fully discharge the following covenants and agreements:

(a) The Buyer shall abide by and assume, perform, pay or discharge, any and all obligations under and pursuant to the Lease relating to the Leased Premises, including but not limited to any and all environmental cleanup obligations with respect to the Leased Premises which are set forth and contained in the Lease; provided, however, that the Seller or the Stockholder shall satisfy the collateral requirement set forth in the Lease and any agreements and documents related thereto, to the satisfaction of the Landlord; provided further, however, that the Buyer shall have no obligation to the Seller, the Stockholder or the Landlord, to satisfy such collateral requirement.

(b) On and after the closing, Buyer shall comply with all environmental laws relating to the Leased Premises, obtain any required environmental permits with respect to Buyer's operations, and be responsible for any required cleanup of the Leased Premises resulting from any environmental action taken with respect to the Leased Premises if such action arises.

                                   ARTICLE VI
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         Conditions Precedent to Obligations of Buyer. The obligations of the Buyer to proceed on the Closing Date shall be subject (as its discretion) to the satisfaction, on or prior to the Closing, of all of the following conditions:

(a) The representations and warranties of the Seller and Stockholder herein are true in all material respects on the date hereof and as of the Closing Date, with the same effect as though made at such time.

(b) Seller and Stockholder have complied with each and all of the covenants and agreements required to be performed or complied with by either of them on or prior to the Closing Date.

(c) Title to the Purchased Assets shall have been sold, transferred, assigned, and conveyed to Buyer free and clear of any and all mortgages, security interests, liens, and encumbrances whatsoever.

(d) Buyer shall have closed on the following financing transaction with Excel Bank: (i) a One Million and 00/100 Dollars ($1,000,000) five (5) year term loan, and (ii) a Two Hundred Thousand and 00/100 Dollars ($200,000) working capital line of credit.

(e) The Landlord shall have consented in writing to the Assignment of the Lease by Seller to Buyer; such consent shall contain the acknowledgement and agreement of the Landlord that Buyer shall not be responsible for satisfying the collateral obligation described in
         Section 4.4 hereof; and which consent shall otherwise be acceptable in form and substance to the Buyer and Excel Bank.

(f) The Landlord shall have executed and delivered to Buyer an estoppel certificate in customary form, which is acceptable, in form and substance, to the Buyer and Excel Bank.

The foregoing condition are for the sole benefit of the Buyer and, therefore, any or all of such conditions may be waived by the Buyer in its sole discretion.

                                   ARTICLE VII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

7.1 Conditions Precedent to Obligations of Seller. The obligations of the Seller to proceed on the Closing Date shall be subject (in its discretion) to the satisfaction, on or prior to the Closing, of all of the following conditions:

(a) The representations and warranties of the Buyer herein are true in all material respects on the date hereof and as of the Closing date with the same effect as though made at such time.

(b) Buyer has complied with each and all of the covenants and agreements required to be performed or complied with on or prior to the Closing Date.

The foregoing conditions are for the sole benefit of the Seller and, therefore, any or all of such conditions may be waived by the Seller in its sole discretion.

Seller and Stockholder acknowledge and agree that Buyer shall have no obligation to obtain from the Landlord a release of Seller and Stockholder of their respective obligations under the Lease and the agreements and documents related thereto.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         Survival   of   Representations   and   Warranties.   Each  and   every
representation and warranty set forth in this Agreement shall survive the Closing without limitation.

8.2      Indemnification.

(a) The Seller and the Stockholder shall, jointly and severally, indemnify, defend and hold the Buyer, and their respective officers, directors, consultants, employees, owners, agents and Affiliates, harmless from and against any and all damages, losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, costs, and expenses, including reasonable attorneys' fees and costs ("Losses"), in connection with any Loss which the Buyer may suffer or incur, resulting from, related to or arising out of any of the following: (i) any breach of a representation or warranty (which survives pursuant to Section 5.1 above and only for so long as such survival), (ii) non-fulfillment of any of the covenants of the Seller or the Stockholder in this Agreement; (iii) any of the Retained Liabilities or the Retained Assets; (iv) fraud, intentional misrepresentation (which survives pursuant to Section 5.1 above and only for so long as such survival) on the part of each of the Seller or Stockholder; (v) any Taxes required to be paid by the Seller or the Stockholder or with respect to the Purchased Assets or the Business for any period ending on or before the Closing Date; (vi) any and all actions, suits, investigations, proceedings and claims relating to the conduct of the Business by the Seller on or prior to the Closing Date and any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims arising out of any of the foregoing.

(b) The Buyer shall indemnify, defend and hold the Seller and its officers, directors, consultants, employees, owners, agents and Affiliates, harmless from and against any and all Losses, in connection with any Loss which such indemnitee may suffer or incur, resulting from, related to or arising out of any of the following: (i) any breach of a representation or warranty (which survives pursuant to Section 5.1 above and only for so long as such survival), (ii) nonfulfillment of any of the covenants of the Buyer in this Agreement; (iii) fraud, intentional misrepresentation (which survives pursuant to Section 5.1 above and only for so long as such survival) on the part of the Buyer; (iv) any and all actions, suits, investigations, proceedings, and claims relating to the conduct of the Business by the Buyer after the Closing Date, (v) the Assumed Liabilities, or (vi) any and all liabilities, actions, suits, investigations, proceedings, demands, assessments, audits, Liens, judgments and claims arising out of any of the foregoing or out of the conduct of the Business by the Buyer after the Closing.

(c) For purposes of this Article V, Losses for breach of any representation, warranty or covenant contained in this Agreement shall be determined without giving effect to "material," "materiality" or "Material Adverse Effect."

(d) Buyer hereby acknowledges and agrees that the indemnification set forth in subsection (b) above shall inure to the benefit of the Stockholder, as the assignee of Seller pursuant to Article 2.4(e) hereof, notwithstanding the subsequent liquidation of Seller.

8.3 Notice and Opportunity to Defend. If there occurs an event for which an indemnitee asserts an indemnifiable event pursuant to Section 5.2, the indemnitee shall promptly notify the indemnitors. If such event involves (a) any Claim or (b) the commencement of any action, suit or proceeding by a third person, the indemnitee will give the indemnitors prompt written notice of such Claim or the commencement of such action, suit or proceeding, provided, however, that the failure to provide prompt notice as provided herein will relieve the indemnitors of their obligations hereunder only to the extent that such failure prejudices the indemnitors hereunder. In case any such action, suit or proceeding shall be brought against an indemnitee and it shall notify the indemnitors of the commencement thereof, the indemnitors shall be entitled to participate therein and, to the extent that they desire to do so, to assume the defense thereof, with counsel reasonably satisfactory to the indemnitees and, after notice from the indemnitors to the indemnitees of such election so to assume the defense thereof, the indemnitors shall not be liable to the indemnitees hereunder for any attorneys' fees or any other expenses, in each case subsequently incurred by the indemnitees, in connection with the defense of such action, suit or proceeding. The indemnitees each agree to cooperate fully with the indemnitors and their counsel in the defense against any such action, suit or proceeding. In any event, the each indemnitee shall have the right to participate at its own expense in the defense of such action, suit or proceeding. In no event shall the indemnitors be liable for any settlement or compromise effected without their prior consent. If, however, an indemnitee refuses to consent to a bona fide offer of settlement which the indemnitors wish to accept, such indemnitee may continue to pursue such matter, free of any participation by the indemnitors, at the sole expense of such indemnitee. In such event, the obligation of the indemnitors to such indemnitee shall be equal to the lesser of (i) the amount of the offer or settlement which the indemnitors wish to accept (which must include the unconditional release of such indemnitee from all liability with respect to the Claim at issue), which such indemnitee refused to accept plus the costs and expenses of such indemnitee prior to the date the indemnitors notified the indemnitees of the offer of settlement and
(ii) the actual out-of-pocket amount such indemnitee is obligated to pay as a result of its continuing to pursue such matter.

8.4 Adjustment for Insurance and Taxes. The amount which an indemnitor is required to pay to, for or on behalf of an indemnitee pursuant to this Article V shall be adjusted (including, without limitation, retroactively) (i) by any insurance proceeds actually recovered by or on behalf of such indemnitee in reduction of the related indemnifiable loss (the "Indemnifiable Loss") and (ii) to take account of any Tax benefit realized as a result of any Indemnifiable Loss. Amounts required to be paid, as so reduced, are hereafter sometimes called an "Indemnity Payment." If an indemnitee shall have received or shall have had paid on its behalf an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive insurance proceeds in respect of such Indemnifiable Loss, or realize any Tax benefit as a result of such Indemnifiable Loss, then the indemnitee shall pay to the indemnitor the amount of such insurance proceeds or Tax benefit or, if lesser, the amount of the Indemnity Payment.

8.5 Right of Set Off. Buyer may set off and deduct any and all amounts now or hereafter due and payable by Buyer to Seller or Stockholder (including, without limitation the Deferred Purchase Price and the installments with respect thereto) against any and all payment obligations now or hereafter due or to become due by either the Seller or the Stockholder to the Buyer under this Agreement and any and all other amounts now or hereafter due or to become due by either Seller or Stockholder to Buyer. Such right of set off shall continue to be effective and available to Buyer notwithstanding the assignment by Seller to Stockholder of Seller's rights and entitlements pursuant to Article 2.4(e) hereof or the liquidation of Seller.

8.6 Limited Recourse. Notwithstanding anything to the contrary contained herein, after the Closing Date the provisions of this Article shall be the sole recourse of the parties hereto, other than any claims made by any party for specific performance, and such recourse is explicitly limited to the dollar amounts and time limits set forth in this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Fees and Expenses. Each of the parties hereto will pay and discharge its own expenses and fees in connection with the negotiation of and entry into this Agreement and the consummation of the transactions contemplated hereby.

9.2 Notices. All notices, requests, demands, consents and communications necessary or required under this Agreement or any other Purchase Document to which the Seller is a party shall be made in the manner specified, or, if not specified, shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by telecopy (receipt confirmed) to:

         if to the Buyer:

         Alpha Ceramics, Inc.
         5121 Winnetka Avenue N.
         Minneapolis, MN 55428
         Attention:  James E. Sloane
         Facsimile Transmission Number:  (612) 535-9655

         With copy to:

         Roger Gordon, Esq.
         Winthrop & Weinstine, P.A.
         3000 Dain Rauscher Plaza
         60 South 6th Street
         Minneapolis, MN 55402
         Facsimile Transmission Number:  (612) 347-0600

         if to the Seller or Stockholder:

         Aura Systems, Inc.
         Aura Ceramics, Inc.
         Michael I. Froch
         Office of the General Counsel
         2335 Alaska Avenue
         El Segundo, California 90245
         Facsimile Transmission Number:  (310) 643-8719

All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent two (2) days following the date on which mailed, or on the date on which delivered by hand or by facsimile transmission (receipt confirmed), as the case may be, and addressed as aforesaid.

9.3 Successors and Assigns. All covenants and agreements set forth in this Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors and assigns of such party, whether or not so expressed, except that neither party may assign or transfer any of their respective rights or obligations under this Agreement without the consent in writing of the other, except in connection with a merger of such party with a third party or a sale of all or substantially all the assets or stock of such party to a third party.

9.4 Counterparts; Descriptive Headings; Variations in Pronouns. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

9.5 Severability; Entire Agreement. If any provision contained herein is held unenforceable, the enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected. This Agreement, including the Schedules and Exhibits referred to herein, is complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by any of the parties hereto, have been expressed herein or in said Schedules or Exhibits. This Agreement may not be amended except by an instrument in writing signed on behalf of the Seller and the Buyer.

9.6 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or the other Purchase Documents to which the Buyer, on the one hand, and Seller and/or Stockholder, on the other hand, is a party, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

9.7 Course of Dealing. No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. The failure of any of the parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

9.8 GOVERNING LAW. THIS AGREEMENT, INCLUDING THE VALIDITY HEREOF AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

9.9 WAIVER OF JURY TRIAL. EACH OF THE BUYER, THE SELLER AND THE STOCKHOLDER HEREBY EXPRESSLY WAIVES ITS OR HIS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER PURCHASE DOCUMENT TO WHICH THE SELLER IS A PARTY OR THE PURCHASED ASSETS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.



                  [Remainder of Page Intentionally Left Blank]

THE OBLIGATION OF THE BUYER TO PAY, AND THE RIGHTS OF THE SELLER AND THE STOCKHOLDER TO RECEIVE, THE DEFERRED PURCHASE PRICE AND THE INSTALLMENT PAYMENTS WITH RESPECT THERETO PURSUANT TO ARTICLE 2.4 HEREOF ARE EXPRESSLY SUBJECT TO THE PROVISIONS OF (1) THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF _______________, 2000, BY AND BETWEEN BUYER, SELLER, STOCKHOLDER AND EXCEL BANK, AND (2) THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF ______________, 2000, BY AND AMONG BUYER, SELLER, STOCKHOLDER AND LANDLORD.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement under seal as of the date first set forth above.


ATTEST:                                    ALPHA CERAMICS, INC.


______________________________           By:
                                           -------------------------------------
                                             Name:  James E. Sloane
                                             Title:  President



ATTEST:                                    AURA CERAMICS, INC.


______________________________           By:
                                           -------------------------------------
                                           Name:  ______________________________
                                          Title:  ______________________________



ATTEST:                                AURA SYSTEMS, INC.


______________________________          By:
                                         ---------------------------------------
                                        Name:  Gerald S. Papazian
                                       Title:  President and Chief
                                               Operating Officer


MPL1: 328666-9

                                  Schedule 1.1

                                   Definitions

         "Affiliate" means when used with respect to any Person, (a) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security thereof, and, if such beneficial owner is a partnership, any general or limited partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (b) if such Person is a partnership, any general or limited partner thereof and (c) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, (i) "control" (including the correlative terms "controlling," "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise; and (ii) all employees, stockholders, consultants and agents of a party and any stockholder of such party shall be considered an Affiliate of such party.

         "Assignment of Lease" means the Assignment of Lease by and between the Seller, the Buyer and Winnetka Properties, L.L.C. with respect to the real property located at 5121 Winnetka Avenue North, Suite 100, New Hope, Minnesota, 55428, in form and substance acceptable to both Buyer and Seller.

         "Aura Ceramics Employees" means, individually or collectively, as the context requires, (i) David Benson, Larry Johnson, Mikhail Komarov, Lester Meissner, Leonard Oberant, Brian Ziegler, James Bealka, Anthony Erickson, Neal Simoneau, Francis Wallenhorst, Diane Przymus, James Sloane and Madeline Sloane, and (ii) any previous employee of Seller who was not been an officer, director or employee of Stockholder.

         "Bill of Sale" means the Bill of Sale of even date herewith given by the Seller to the Buyer in form and substance acceptable to Buyer.

         "Business Day" means any day, excluding Saturday, Sunday and any other day on which federally chartered national banks are required by law to close.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the regulations thereunder, and court decisions in respect thereof, all as the same shall be in effect at the time.

         "Charter"   means  the  Certificate  of   Incorporation,   Articles  of
Incorporation or Organization or other organizational document of a corporation, as amended and restated through the date hereof.

         "Claim" means an action, suit, proceeding, hearing, investigation, litigation, charge, complaint, claim or demand.

         "Closing" and "Closing Date" shall have the meanings ascribed to such terms in Section 2.5.

         "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, published Internal Revenue Service rulings, and court decisions in respect thereof, all as the same shall be in effect at the time.

         "Defects" shall have the meaning ascribed to such term in Section 3.8.

         "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of noncompliance or violation, investigation, request for information, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit, including, without limitation, (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials, damage to the environment or alleged injury or threat of injury to human health or safety from pollution or other environmental degradation.

         "Environmental Law" means any applicable federal, state or local law, statute, rule, regulation, or ordinance relating to the environment, human health or safety from pollution or other environmental degradation or Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act, and any similar state and local laws or bylaws, the rules, regulations and interpretations thereunder, all as the same shall be in effect from time to time.

         "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and any similar or successor federal statute, and the rules, regulations and interpretations thereunder, all as the same shall be in effect at the time.

         "ERISA Affiliate" means, for purposes of Title IV of ERISA, any trade or business, whether or not incorporated, that together with the Seller or any Subsidiary of the Seller, would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA, and, for purposes of the Code, any member of any group that, together with the Seller, is treated as a "single employer" for purposes of Section 414 of the Code.

         "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

         "Intellectual Property" means any or all of the following (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites,
(vii) tools, methods and processes, and (viii) all embodiments of the foregoing in any form and instantiated in any media.

         "Intellectual Property Rights" means worldwide common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyright registrations and copyright applications and "moral" rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable) now existing or hereafter filed, issued or acquired.

         "Last Balance Sheet Date" means February 28, 2000.

         "Lien" means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim by a third party or title defect or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against assignor), any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction and any agreement to give or make any of the foregoing.

         "Material Adverse Effect" means, with respect to any Person, an actual material adverse impact (other than arising in connection with any impact on the applicable industry or market generally) on the business, operations, assets, liabilities, or condition (financial or otherwise) of such Person.

         "Person" means any individual, firm, partnership, association, trust, corporation, limited liability company, governmental body or other entity.

     "PBGC" means the Pension Benefit Guaranty Corporation, and any successor thereto.

         "Plans" means any:

                  (i) "Employee Pension Benefit Plan" (as such term is defined in Section 3(2) of ERISA) which is not a Multiemployer Plan;

                  (ii) "Employee Welfare Benefit Plan" (as such term is defined in Section 3(3) of ERISA); and

                  (iii) Stock purchase, option, or bonus plan, deferred compensation, severance pay, incentive, merit or performance bonus, vacation, sick pay or leave, fringe benefit plan, policy, or arrangement, or payroll practice, which is maintained or contributed to by the Seller or any ERISA Affiliate, or under which the Seller or any ERISA Affiliate has any liability or contingent liability.

     "Proprietary Information" shall have the meaning ascribed to it in Section 4.1(d) herein.

         "Purchase Documents" means this Agreement, the Bill of Sale, the Assignment of Lease, and any other certificate, document, instrument, stock power, or agreement executed in connection therewith.

         "Release" means any release, issuance, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property other than in compliance with all Environmental Laws and Permits.

         "Seller Intellectual Property" means any Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Seller.

         "Seller Registered Intellectual Property" shall have the meaning ascribed to it in Section 3.11 herein.

         "Subsidiary" means, with respect to any Person (a) any corporation, association or other entity of which at least a majority in interest of the outstanding capital stock or other Equity Securities having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors, managers or trustees thereof, irrespective of whether or not at the time capital stock or other Equity Securities of any other class or classes of such corporation, association or other entity shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such Person, or (b) any entity (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly at the date of determination thereof, has at least majority ownership interest.

         "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                  Schedule 2.3

     Trade Accounts Payable of the Seller as of the date of closing as derived from the books and records of Seller

                                  Schedule 2.5

                    Purchase Price Allocation for purposes of
                                IRS Section 1060

                                  Schedule 3.1

                         (Seller's disclosure schedule)




                                  Schedule 3.5

                          Seller's Financial Statements